EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 27, 2001, relating to the financial statements of International Cosmetics Marketing Co., and to the reference to our Firm under the caption "Experts" in the Prospectus.

DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida,
   December 6, 2001.